Exhibit 2.1

                                                                 EXECUTION COPY




















                            ASSET PURCHASE AGREEMENT

                                 BY AND BETWEEN

                       PERFORMANCE GROUP, INC., AS SELLER

                                       AND

                           ESSEX CORPORATION, AS BUYER







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                                TABLE OF CONTENTS

RECITALS              .......................................................1

AGREEMENT             .......................................................1

     ARTICLE 1.  THE TRANSACTION.............................................1

              1.1      PURCHASED ASSETS......................................1

              1.2      ASSUMED LIABILITIES...................................1

              1.3      ASSIGNMENT AND ASSUMPTION.............................2

              1.4      NOVATION..............................................2

     ARTICLE 2.  PURCHASE AND SALE...........................................6

              2.1      TERMS OF PURCHASE AND SALE............................6

              2.2      PURCHASE PRICE ADJUSTMENTS............................7

              2.3      ESCROW................................................8

              2.4      TRANSFER TAXES; PRORATIONS; COOPERATION...............9

              2.5      ALLOCATION OF PURCHASE PRICE.........................10

     ARTICLE 3.  THE CLOSING................................................11

              3.1      TIME AND PLACE OF CLOSING............................11

              3.2      CLOSING DELIVERIES BY SELLER.........................11

              3.3      CLOSING DELIVERIES BY BUYER..........................13

              3.4      CLOSING DELIVERIES BY BUYER AND SELLER...............14

     ARTICLE 4.  REPRESENTATIONS AND WARRANTIES OF SELLER...................14

              4.1      ORGANIZATION AND QUALIFICATION.......................14

              4.2      AUTHORITY............................................14

              4.3      NO CONFLICTS; REQUIRED CONSENTS......................15

              4.4      FINANCIAL STATEMENTS.................................15

              4.5      ABSENCE OF UNDISCLOSED LIABILITIES...................16

              4.6      ABSENCE OF CHANGES...................................16

              4.7      ACCOUNTS RECEIVABLE..................................16

              4.8      MATERIAL CONTRACTS...................................17

              4.9      INSURANCE............................................17

              4.10     TITLE; SUFFICIENCY; CONDITION OF ASSETS..............18

              4.11     REAL PROPERTY LEASES.................................18

              4.12     INTELLECTUAL PROPERTY................................18
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              4.13     CUSTOMERS AND SUPPLIERS..............................18

              4.14     EMPLOYEES............................................19

              4.15     SELLER BENEFIT PLANS.................................20

              4.16     COMPLIANCE WITH LAWS; GOVERNMENTAL APPROVALS.........20

              4.17     LITIGATION...........................................21

              4.18     ENVIRONMENTAL MATTERS................................21

              4.19     TAXES................................................21

              4.20     BROKERS..............................................22

              4.21     FRAUDULENT CONVEYANCE................................22

              4.22     TRANSACTIONS WITH AFFILIATES.........................22

              4.23     PRODUCT WARRANTIES...................................22

              4.24     PRODUCT LIABILITIES..................................22

              4.25     FULL DISCLOSURE......................................23

     ARTICLE 5.  REPRESENTATIONS AND WARRANTIES OF BUYER....................23

              5.1      ORGANIZATION AND GOOD STANDING.......................23

              5.2      AUTHORITY............................................23

              5.3      NO CONFLICTS; REQUIRED CONSENTS......................23

              5.4      FINANCIAL CAPACITY...................................24

              5.5      NOVATION EXPERIENCE..................................24

              5.6      BROKERS..............................................24

     ARTICLE 6.  CONDUCT PRIOR TO CLOSING...................................24

              6.1      SELLER'S CONDUCT OF THE BUSINESS.....................24

              6.2      NO SOLICITATION......................................26

     ARTICLE 7.  ADDITIONAL AGREEMENTS......................................26

              7.1      STOCKHOLDER VOTE.....................................26

              7.2      CERTAIN NOTIFICATIONS................................27

              7.3      ACCESS TO INFORMATION................................27

              7.4      BEST EFFORTS.........................................27

              7.5      CONSENTS.............................................27

              7.6      EXPENSES.............................................27

              7.7      CONFIDENTIALITY......................................27

              7.9      EMPLOYEES............................................28

              7.10     KNOWLEDGE OF BREACH..................................28

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     ARTICLE 8.  CONDITIONS TO CLOSING......................................29

              8.1      CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER.........29

              8.2      CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER........30

     ARTICLE 9.  TERMINATION................................................31

              9.1      CIRCUMSTANCES FOR TERMINATION........................31

              9.2      EFFECT OF TERMINATION................................32

     ARTICLE 10.  INDEMNIFICATION...........................................32

              10.1     SURVIVAL OF REPRESENTATIONS AND WARRANTIES...........32

              10.2     INDEMNIFICATION BY SELLER AND SHAREHOLDER............32

              10.3     INDEMNIFICATION BY BUYER.............................33

              10.4     PROCEDURES FOR INDEMNIFICATION.......................33

              10.5     LIMITATIONS ON INDEMNIFICATION.......................34

              10.6     INSURANCE; THIRD PARTY PAYMENTS; TAX BENEFITS
                       OR DETRIMENT.........................................35

              10.7      EXCLUSIVE REMEDY....................................35

     ARTICLE 11.  MISCELLANEOUS PROVISIONS..................................35

              11.1     AMENDMENTS AND WAIVERS...............................35

              11.2     NOTICES..............................................36

              11.3     GOVERNING LAW........................................36

              11.4     EXHIBITS AND SCHEDULES...............................36

              11.5     ASSIGNMENTS PROHIBITED; SUCCESSORS AND ASSIGNS.......36

              11.6     COUNTERPARTS.........................................37

              11.7     SEVERABILITY.........................................37

              11.8     ENTIRE AGREEMENT.....................................37

              11.9     CONSTRUCTION.........................................37

              11.10    WAIVER OF JURY TRIAL.................................37

              11.11    FURTHER ASSURANCES...................................37

              11.12    CONFIDENTIALITY; PUBLICITY...........................38

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                                    SCHEDULES

Schedule 1.1(a)       Purchased Assets and Excluded Assets
Schedule 1.2          Assumed Liabilities
Schedule 2.5          Purchase Price Allocation
Schedule 8.1(g)       Key Employees



                                    EXHIBITS

Exhibit 1.4(b)(ii)    Novation Documentation Responsibilities
Exhibit 1.4(c)(i)     Subcontract
Exhibit 2.1           Escrow Agreement
Exhibit 2.3           Military Installations Under the Principal Government
                      Contract
Exhibit 3.2(a)        General Assignment and Bill of Sale
Exhibit 3.2(i)        Legal Opinion of Seller's Counsel
Exhibit 3.2(o)        FIRPTA Certification
Exhibit 3.3(d)        Legal Opinion of Buyer's Counsel
Exhibit 3.4(a)        Assignment and Assumption Agreement

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                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT (this "AGREEMENT") is made as of June 3, 2004, by and between Essex Corporation, a Virginia corporation (the "BUYER"), Performance Group, Inc., a Virginia corporation (the "SELLER") and Ronald Horn, sole shareholder of Seller (the "SHAREHOLDER").

                                    RECITALS

         WHEREAS, Seller is engaged in the business of providing geographic information system engineering products and services and other related services (the "BUSINESS"); and

         WHEREAS, Buyer desires to purchase from Seller, and Seller desires to sell to Buyer; substantially all of the assets, properties, rights and claims of the Business on the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual representations, warranties, covenants and promises contained herein, the adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    AGREEMENT

ARTICLE 1.  THE TRANSACTION

         1.1 PURCHASED ASSETS. Subject to the terms and conditions of this Agreement, at the Closing (as defined below), Seller shall sell, transfer, convey, assign and deliver to Buyer, and Buyer shall purchase from Seller, all of Seller's right, title and interest in the assets, properties, goodwill and rights of Seller related to the Business, other than the Excluded Assets (collectively, the "PURCHASED ASSETS"), all as more specifically described on
SCHEDULE 1.1(A). Seller shall retain all right, title and interest in and to the Excluded Assets, including the right to take all actions reasonably necessary to collect any accounts receivable not included within the Purchased Assets.

         1.2 ASSUMED LIABILITIES. Subject to the terms and conditions of this Agreement, at the Closing, as defined below, Seller shall assign, and Buyer shall assume, the Assumed Liabilities. For the purposes of this Agreement, the "Assumed Liabilities" shall mean only the following liabilities of Seller: (a) Any liability arising after the Closing Date under the Seller's contracts that are included in this Agreement as Purchased Assets, which shall be deemed to include any such liability to which Seller may be subject under any related novation or similar agreement; and (b) The liabilities of Seller specifically listed on SCHEDULE 1.2. The Assumed Liabilities shall not include any Excluded Liabilities as of the date of this Agreement as defined on SCHEDULE 1.2.

         Schedules 1.1(a) and 1.2 attached hereto have been prepared as of the date of this Agreement. Updated versions of such Schedules as of the Closing Date shall be delivered at Closing.


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         1.3      ASSIGNMENT AND ASSUMPTION.

                  (a) Notwithstanding anything herein to the contrary, if an attempted sale, assignment, transfer or delivery of any Purchased Asset would be ineffective without the consent of any third party, or if such an act would violate the rights of any third party in the Purchased Assets or otherwise affect adversely the rights of Buyer in the Purchased Assets, and the applicable consent has not been obtained on or prior to the Closing Date, this Agreement shall not constitute an actual or attempted sale, assignment, transfer or delivery of such Purchased Asset (each, a "RESTRICTED ASSET"). Unless and until any such consent is obtained, such Restricted Asset shall not constitute a Purchased Asset and any associated Liability shall not constitute an Assumed Liability for any purpose hereunder, but upon receipt of consent will constitute same.

                  (b) In any such case, with respect to Purchased Assets and Assumed Liabilities other than Government Contracts (which are addressed in SECTION 1.4 below), if the Closing has occurred, Seller shall use best efforts to obtain, as soon as practicable, such consent. Buyer shall cooperate reasonably with Seller in obtaining such consents, PROVIDED, that neither Buyer nor Seller shall be required to pay any cash consideration therefor or give or allow to remain in effect any guaranty, letter of credit, performance bond or other financial assurance.

                  (c) Except with respect to Government Contracts (which are addressed in SECTION 1.4 below), until such consent shall have been obtained, Seller shall at its expense effect an alternate arrangement, in the form of a license, sublease, operating agreement or other arrangement, in any case reasonably satisfactory to Buyer, which results in Buyer receiving all the benefits and bearing all the ordinary course costs, liabilities and other obligations with respect to each Restricted Asset.

         1.4      NOVATION.

                  (a) GENERAL. The parties recognize that, in accordance with the Federal Acquisition Regulation ("FAR") 42.1200 et seq., novation of any contract, subcontract, offer or teaming agreement with or related to any federal or state governmental authority that is included in the Purchased Assets (each, a "GOVERNMENT CONTRACT") is necessary for the full transfer and assignment of the Government Contracts to the Buyer and that application for novation cannot be made until after the execution of this Agreement and may take a substantial amount of processing time. The parties intend, however, to submit the necessary documents in accordance with FAR 42.1204(e)(1) prior to Closing, and the remainder of the required documents as they become available in an attempt to obtain a preliminary decision from the responsible contracting officer expressing the Government's consent to the transfer and assignment of the Government Contracts. As used in this SECTION 1.4, the term "GOVERNMENT CONTRACTS" includes current proposals relating to potential government contracts and contracts issued in response thereto.

                  (b)   NOVATION PROCESS.

                           (i)  During  the  Interim   Period  each  party  will
cooperate fully and reasonably assist the other to obtain novation of each Government Contract into the name of the Buyer and under substantially the same terms and conditions as in effect at the time of Closing

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and without  materially  adverse conditions upon either the Seller or the Buyer, and to facilitate performance thereof by the Buyer. Neither party will take any action intended to, or which could reasonably be expected to, interfere with, delay or otherwise adversely affect novation. The Buyer shall reimburse the Seller for any third party out-of-pocket expenses attributable to the novation process described in this SECTION 1.4 and exceeding One Thousand Dollars ($1,000.00) in the aggregate, provided that such expenses were incurred at the request of the Buyer and, if in excess of $100, were pre-approved by the Buyer in writing and such reimbursement shall occur only after the Seller submits an invoice reasonably satisfactory to the Buyer for such expenses.

                           (ii)   Promptly   following  the  execution  of  this
Agreement,  each   party   shall  complete  its  respective    portion  of   the
documentation required for novation of each Government Contract by FAR 42.1204(e), as identified for each party on EXHIBIT 1.4(B)(II), and the Buyer and Seller shall each deliver its respective portion to the other. On behalf of the Seller, the Buyer shall promptly submit the required documentation to the appropriate contracting officer and provide a copy thereof to the Seller. Each party will thereafter, promptly and in coordination and cooperation with the other party, (i) respond appropriately to any requests from the contracting officer for additional information or documentation relating to such novation, and (ii) take all other actions reasonably necessary to complete novation of all Government Contracts on a timely basis. Each party shall keep the other fully informed, on a current and timely basis, as to the progress of the novation process and provide copies of all letters, correspondence, and other material documents to or from the governmental authority with respect thereto. Buyer will use its best efforts to not engage in any material communication, oral or written, with any contracting officer or other person involved in the novation process without the prior consent of Seller, and Seller shall have the right to participate in all such communications. To the extent such prior consent is not possible, Buyer shall notify Seller promptly after the communication and disclose to Seller the nature and content of the communication. Buyer shall provide all support necessary to facilitate completion of novation as quickly as possible, including having Buyer's CEO participate in the meetings. Buyer will not take or omit to take any action that would have an adverse effect on Seller's ability to complete novation quickly.

                           (iii) Solely with respect to the Principal Government
Contract, after execution of this Agreement and prior to Closing, Seller and Buyer will seek a written indication from the appropriate contracting officer (the "CONTRACT ADMINISTRATOR") pursuant to FAR 42.1204(e) that the Contract Administrator is not aware of any requirement, circumstance or consideration pertaining to the Principal Government Contract or the process for its novation that would create a substantial likelihood that its novation (within the meaning of this Section 1.4) from the Seller for the benefit of the Buyer would (i) not occur within a period of 180 days after the Closing Date, or (ii) require the imposition of materially adverse conditions upon either the Seller or the Buyer, such indication being referred to for all purposes of this Agreement as the "PRELIMINARY NOVATION APPROVAL." Upon execution of this Agreement, and in conjunction with the submission of the documentation referenced in Section 1.4(b)(ii) above, the Seller shall promptly contact the Contract Administrator to arrange a meeting for the purpose of discussing the documentation and seeking the Preliminary Novation Approval. The Buyer shall provide all assistance and support the Seller may reasonably request, including participation of the Buyer's Chief Executive Officer and other senior management in preparation for, conduct of, and follow up to all meetings and other communications with the Contract Administrator and other government personnel. The Buyer acknowledges that while the Seller will use its best efforts to

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obtain the Preliminary Novation Approval and to otherwise obtain novation of all
Government Contracts to which the Seller is a party in accordance with this Agreement, the Seller neither makes any representation or warranty nor offers any other assurance that any such novation can be obtained.

                  (c) PERFORMANCE OF GOVERNMENT CONTRACTS PENDING NOVATION. With respect to each Government Contract the novation of which has not occurred prior to the Closing Date, in the interim period between (i) the Closing Date and (ii) the novation of each of the Government Contracts, or final close-out and payment of the respective Government Contract, whichever first occurs (as to each individual Government Contract, the "INTERIM PERIOD"):

                        (i) The Buyer, to the extent legally permissible, will perform in a good and workmanlike manner and otherwise in full compliance with all requirements of the Government Contracts, using to the extent appropriate all Seller personnel and Purchased Assets conveyed to the Buyer hereunder, the Seller's obligations and receive all economic and operational benefits under each of the Government Contracts in lieu of the Seller, in accordance with a subcontract to be executed by the parties at the Closing in the form set forth in EXHIBIT 1.4(C)(I) (each, a "SUBCONTRACT"), which shall incorporate to the maximum extent practicable the terms, conditions, and requirements of the respective Government Contract. In no event will the Buyer or the Seller be liable or responsible for failure to comply with the requirements associated with the Government Contracts if the non-compliance arose out of causes beyond the control and without the fault or negligence of the Buyer, or the Seller, as the case may be. The Seller, promptly following execution of this Agreement, will advise the respective contracting officer of the intended Subcontract, obtain approval if required, and facilitate appropriate meetings between the Buyer and the contracting officer, and Buyer and Seller shall perform their respective obligations under SECTION 1.4.

                        (ii)  Any   modification  to   a  Government   Contract
approved by the Seller prior to the Closing Date will be duly signed by the Seller.

                        (iii) Any other correspondence, invoices, or other written submissions, including requests for equitable adjustments, claims, contract modifications, and requests for final decisions will be prepared by the Seller (with the Buyer's assistance as requested by the Seller), coordinated with and submitted for the Buyer's final approval, which approval shall not unreasonably be withheld, signed by the Seller if approved, and submitted by the Seller to the government. The Buyer shall respond promptly to any request for approval and shall provide all reasonable assistance to the Seller needed to effectuate this Section. In this context, the Seller hereby designates Shareholder as "SELLER'S DESIGNATED CONTRACT REPRESENTATIVE", and the Buyer hereby designates Frederick Funk as the "BUYER'S DESIGNATED CONTRACT REPRESENTATIVE" for all purposes of this Section 1.4(c). Either party may change its Designated Contract Representative by written notice to the other. In addition, if any certification is required, the Buyer shall certify to the Seller in writing that such certification is proper under the Contract Disputes Act of 1978 (the "CDA"), and not in violation of the False Claims Act, and upon receipt of such certification the Seller shall review and certify the claim under the CDA for submittal to and decision by the contracting officer.

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                        (iv)  During  the  Interim  Period,  the Seller will be
responsible for preparing and certifying all pre-Closing Date cost claims, including all of the Seller's direct, indirect, and general and administrative cost claims, for each Government Contract through the Closing Date. During the Interim Period, the Seller will submit such claims to the contracting officer. Following the Interim Period, the Seller will be responsible for preparing and certifying to the Buyer all pre-Closing Date cost claims, including all of the Seller's direct, indirect, and general and administrative cost claims, for each Government Contract through the Closing Date. The Buyer will be responsible for certifying (based on the Seller's certificate) and submitting such claims to the contracting officer. During and following the Interim Period, each party will cooperate reasonably with the other in preparing and submitting such claims. With respect to all cost claims covering periods prior to the Closing Date, (i) to the extent included in the Purchased Assets (whether as an account receivable or otherwise), the Buyer shall be entitled to all cost reimbursements and fees and other entitlements, (ii) to the extent not included in the Purchased Assets (whether as an account receivable or otherwise), the Seller shall be entitled to all cost reimbursements and fees and other entitlements, and (iii) the Seller shall be responsible for any and all liabilities and obligations (other than Assumed Liabilities) arising from such claims and shall pay or otherwise discharge such liabilities and obligations when due.

                        (v) If the appropriate contracting officer refuses to allow the Buyer to perform a Government Contract pursuant to a Subcontract during the Interim Period, has not acted on the request for novation on a
Government  Contract  by August 30,  2004,  or refuses to permit  novation  of a
Government Contract under substantially the same terms and conditions as in effect at the time of the Closing in the name of the Buyer and without material adverse conditions upon either the Seller or the Buyer (collectively, a "Governmental Refusal") and, (i) the Governmental Refusal is no longer appealable by law or regulation, or (y) the parties jointly agree that the Governmental Refusal cannot or should not as a practical matter be further pursued, appealed, or submitted for reconsideration, the parties shall for a period of thirty (30) days consult in good faith on how to proceed.

                        (A) If the parties fail within such period to agree jointly on the disposition of an affected Government Contract other than the Principal Government Contract, either the Buyer or the Seller may elect to cause all remaining performance obligations under such contract to be retransferred to the Seller (a "Retransfer Event"). Upon such Retransfer Event, the Interim Period will end as to such contract, and all performance obligations, payments, expenses, cost reimbursements, fees, and other matters attributable to the period subsequent to the Interim Period will be for the account of the Seller. The parties will thereupon negotiate in good faith and agree upon an equitable adjustment to the Purchase Price considering the relative value of the respective Government Contract, and the Buyer's net-of-tax profit to date under the respective Subcontract and arrangements to enable the Seller to perform its ongoing obligations under any Government Contract that is the subject of a Retransfer Event.

                        (B) If the parties fail within such period to agree jointly on the disposition of the Principal Government Contract, so long as the Government Refusal shall not be primarily attributable to a breach by the Seller of this Agreement, the parties will work together in good faith to take all actions necessary to restructure the transaction contemplated by this Agreement as a purchase of all of the issued and outstanding shares of capital stock of the Seller substantially in accordance with the terms and conditions set forth in this Agreement and

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the other agreements provided for herein; provided,  however, that the terms and conditions of the transaction will be modified to reflect the inherent legal and economic differences between an asset purchase and a stock purchase as follows;
(i) the Buyer shall have the right to conduct all additional due diligence it reasonably determines necessary to address the liability issues associated with a stock purchase, and as a result of such due diligence shall be entitled to require commercially reasonable changes to the Buyer indemnification rights hereunder to the extent necessary to reflect such changes in the Buyer's liability exposure without otherwise departing from the principal terms, conditions and limitations of such indemnification; (ii) the Seller shall make such additional representations, warranties and covenants as are customary in a stock purchase transaction, including without limitation those addressing clear title to all of the capital stock of the Seller; and (iii) the Purchase Price shall be adjusted to reflect (x) any additional liability exposure the parties shall reasonably determine would result from the change in deal structure, taking into account changes which may be made to the indemnification rights of the Buyer, and (y) any variation in the tax consequences to the Buyer of the change in transaction structure, taking into account the right of the Buyer to make a Section 338(h)(10) election with respect to the transaction. The parties shall execute and deliver a Stock Purchase Agreement and related documentation providing for a transaction structure intended to facilitate the obtaining, if required, of any governmental consents or approvals for the transaction and shall, consistent with the provisions of Section 1.4(a), take such actions as shall be reasonably necessary to obtain such government consents or approvals.

                  (d) If a Retransfer Event occurs as to any Government Contract, the Buyer shall remain responsible for payment of all expenses incurred and other matters and shall be entitled to retain all cost reimbursements and fees and other entitlements applicable to the Interim Period.

                  (e) Notwithstanding any provisions or language contained herein, the Seller shall not compromise, settle, or release any existing requests for equitable relief or claims pertaining to the Government Contracts, whether asserted or unasserted, prior to the Closing Date, or the government's approval of the novation, whichever is later, without the express written consent of the Buyer, which shall not be unreasonably withheld. The Seller further agrees to indemnify the Buyer in accordance with SECTION 10.2 herein, for any Government or third-party liability or claims arising out of the Seller's violation or non-compliance with any Government Contract requirements resulting from acts or omissions on or prior to the Closing Date, and the Buyer agrees to indemnify the Seller in accordance with SECTION 10.3 herein, for any government or third-party liability or claims arising out of the Buyer's violation or non-compliance with any Government Contract requirements resulting from acts or omissions following the Closing Date.

ARTICLE 2.  PURCHASE AND SALE

         2.1 TERMS OF PURCHASE AND SALE. Subject to the terms of this Agreement, including adjustment pursuant to Section 2.2, the purchase price for the sale, transfer, conveyance, assignment and delivery of the Purchased Assets shall be Five Million Dollars ($5,000,000) (the "PURCHASE PRICE"), payable by Buyer as follows: (i) by a payment to Seller on the Closing Date in the amount of $3,500,000 by wire transfer of immediately available U.S. funds, and (ii) by a payment on the Closing Date in the amount of $1,500,000 (the "ESCROW AMOUNT") by wire transfer of immediately available U.S. funds to U.S. Bank National Association, as escrow agent (the "ESCROW AGENT"), which amount shall be governed by the terms and conditions of an Escrow Agreement by and among Seller, Buyer and Escrow Agent in the form attached hereto as EXHIBIT 2.1 (the "ESCROW AGREEMENT").

         2.2      PURCHASE PRICE ADJUSTMENTS.

                  (a)   As  promptly  as  practicable,  but no later than thirty
(30) days after the Closing Date, the Buyer shall prepare and deliver to the Seller a statement of Working Capital as of the close of business on the Closing Date ("CLOSING DATE WORKING CAPITAL"), which shall set forth the Buyer's determination of the Closing Date Working Capital prepared on the basis of, and using the same accounting policies, principles, methodologies and preparations as, the audited balance sheet as of December 31, 2003 (the "AUDITED BALANCE SHEET") but excluding the Excluded Assets and Excluded Liabilities. At all reasonable times following the Seller's receipt of Buyer's statement of the Closing Date Working Capital, the Seller and its representatives shall be permitted to review the Buyer's respective working papers relating to its Closing Date Working Capital determination, and the Buyer shall make reasonably available the individuals responsible for the preparation of the statement in order to respond to the inquiries of the Seller related thereto. As used herein, the term "WORKING CAPITAL" consists of the following items relating to the Business and included in the Purchased Assets and the Assumed Liabilities: (i) accounts receivable; plus (ii) inventory (which shall be deemed to include work performed but not billed through the Closing Date); plus (iii) other current assets; minus (iv) accounts payable; minus (v) accrued expenses; provided that the items described in clauses (i) through (v) above shall be determined in accordance with U.S. GAAP, and, for purposes of the calculation of the Closing Date Working Capital, shall be determined as of the close of business on the Closing Date.

                  (b) The Seller shall notify the Buyer in writing (the "NOTICE OF DISAGREEMENT") within thirty (30) days of Seller's receipt of the statement of Closing Date Working Capital if Seller disagrees with the Buyer's calculation of the Closing Date Working Capital. The Notice of Disagreement shall set forth in reasonable detail the basis for such dispute, the dollar amounts involved and the Seller's good faith estimate of the Closing Date Working Capital. If the Seller does not deliver a Notice of Disagreement to the Buyer within such thirty (30) day period, then the Closing Date Working Capital set forth in Buyer's statement shall be deemed to have been accepted by the Seller, shall become final and binding upon the parties and shall be deemed the final working capital statement (the "FINAL WC STATEMENT"). At all reasonable times following the Buyer's receipt of a Notice of Disagreement, the Buyer and its representatives shall be permitted to review the Seller's respective working papers relating to the Notice of Disagreement, and the Seller shall make reasonably available the individuals responsible for the preparation of the Notice of Disagreement in order to respond to the inquiries of the Buyer related thereto.

                  (c) During the thirty (30) days immediately following the delivery of a Notice of Disagreement, the Seller and the Buyer shall seek to resolve any differences that they may have with respect to any matter specified in the Notice of Disagreement. If at the end of such thirty (30) day period the Seller and the Buyer have been unable to agree upon a Final WC Statement, then the Seller and the Buyer shall submit to RSM McGladrey or another certified public accounting firm mutually agreed to by them (the "INDEPENDENT ACCOUNTING FIRM") for review and resolution any and all matters that remain in dispute with respect to the Notice of Disagreement. The Buyer and the Seller shall cause the Independent Accounting Firm to make a final determination (which determination shall be binding on the parties hereto) of the Closing Date Working Capital within thirty (30) days from such submission, and such final determination shall be deemed the Final WC Statement. During the thirty (30) day review by the independent accounting firm, the Buyer and the Seller will each make available to the Independent Accounting Firm such individuals and such information, books and records as may be reasonably required by the Independent Accounting Firm to make its final determination.

                  (d) If the Closing Date Working Capital as set forth in the Final WC Statement (the "FINAL WORKING CAPITAL") exceeds $442,500 (the "WORKING CAPITAL TARGET"), then the Buyer shall pay to the Seller as additional Purchase Price an amount equal to such excess, or (ii) if the Final Working Capital is less than $442,500, then the Seller shall pay to the Buyer an amount equal to such shortfall, in either case within five (5) business days after the Final WC Statement becomes or is deemed final and binding on the parties hereto and, in either case, together with interest on the amount of such excess or shortfall from the Closing Date until the date of payment at the rate of four percent (4%) per annum.

                  (e) In the event that the parties submit any unresolved objections to the Independent Accounting Firm for resolution as provided in this
Section 2.2, the Buyer and the Seller will share responsibility for the fees and expenses of the Independent Accounting Firm as follows:

                           (i) if the  Independent  Accounting Firm resolves all
of the remaining objections in favor of the Buyer (the Final Working Capital so determined is referred to herein as the "Low Value"), the Seller will be responsible for all of the fees and expenses of the Independent Accounting Firm;

                           (ii) if the Independent  Accounting Firm resolves all
of the remaining objections in favor of the Seller (the Final Working Capital so determined is referred to herein as the "High Value"), the Buyer will be responsible for all of the fees and expenses of the Independent Accounting Firm; and

                           (iii) if the  Independent  Accounting  Firm  resolves
some of the remaining objections in favor of the Buyer and the rest of the remaining objections in favor of the Seller (the Final Working Capital so determined is referred to herein as the "Actual Value"), the Seller will be responsible for that fraction of the fees and expenses of the Independent Accounting Firm equal to (x) the difference between the High Value and the Actual Value over (y) the difference between the High Value and the Low Value, and the Buyer will be responsible for the remainder of the fees and expenses.

         2.3      ESCROW.

                  (a) Upon the first to occur of (i) novation of contract number DABJ03-03-D-0005 described on SECTION 4.8(A) of the Seller Disclosure Schedule (the "PRINCIPAL GOVERNMENT

CONTRACT") as required in SECTION 1.4, (ii) the work anticipated to be performed and paid for pursuant to the Principal Government Contract becoming the subject of another contract in which Buyer has an interest, or (iii) Buyer becoming the provider of the services to be provided pursuant to the Principal Government Contract at the military installations listed on EXHIBIT 2.3, to the extent such services are required by the Government, the parties shall take all actions necessary to cause the Escrow Agent to deliver to Seller One Million Dollars ($1,000,000) of the Escrow Amount (the "NOVATION AMOUNT") in accordance with the Escrow Agreement and in the manner reasonably designated by Seller to the Escrow Agent.

                  (b) From time to time prior to the one (1) year anniversary of the Closing Date (the "ESCROW TERMINATION DATE"), the parties shall take all actions necessary to cause the Escrow Agent to pay from the Escrow Account all Buyer Damages for which Buyer has asserted a claim (subject to the limitations of Section 10.5) and as to which (i) Seller has not contested the claim as provided below or (ii) all disagreements between Buyer and Seller shall have been resolved by mutual agreement or a final, nonappealable decision of a court of competent jurisdiction, in accordance with the Escrow Agreement. Buyer may assert claims for Buyer Damages by written notice to the Seller and the Escrow Agent, and payment of any such claim shall be effected on the later to occur of the expiration of fifteen (15) Business Days from the date of such notice or, if such claim is contested in writing within such fifteen (15) Business Day period, the date the dispute is resolved either by mutual agreement or a final, nonappealable decision of a court of competent jurisdiction.

                  (c) The parties shall take all actions necessary to cause the Escrow Agent to deliver any remaining amounts of the Escrow Amount to Seller on the Escrow Termination Date, in the manner reasonably designated by Seller to the Escrow Agent in writing at least ten (10) days prior to such date; PROVIDED that the parties shall authorize the Escrow Agent to withhold from delivery of any remaining amounts of the Escrow Amount the equivalent of any amounts then in dispute related to Buyer Damages (subject to the limitations of Section 10.5); PROVIDED FURTHER, that the withheld Escrow Amount, to the extent not applied in satisfaction of such indemnification obligations, shall be paid to Seller promptly upon resolution of such dispute. Nothing in this Section 2.3 shall be construed as limiting the liability of Seller to the Escrow Amount, nor shall payments from the Escrow Amount be considered as liquidated damages for any breach under this Agreement or any other Seller Transaction Document.

         2.4      TRANSFER TAXES; PRORATIONS; COOPERATION.

                  (a) Notwithstanding any legal requirements to the contrary, Buyer shall be responsible for and shall pay any transfer taxes when due, and shall, at its own expense, file all necessary tax returns and other documentation with respect to all such transfer taxes; PROVIDED, that, if required by any legal requirement, Buyer will join in the execution of any such tax returns and other documentation.

                  (b)   Seller  shall be  responsible  for  and  shall  pay  any
taxes arising or resulting from or in connection with the conduct of the Business or the ownership of the Purchased Assets attributable to the Pre-Closing Period (as defined below). Buyer shall be responsible for and shall pay any taxes arising or resulting from or in connection with the conduct of the Business or the ownership of the Purchased Assets attributable to the Post-Closing period. "POST-CLOSING

PERIOD" means any taxable period beginning after the close of business on the Closing Date or, in the case of any tax period which includes, but does not begin, after the close of business on the Closing Date, the portion of such period beginning after the close of business on the Closing Date, and "PRE-CLOSING PERIOD" means any taxable period ending on or before the close of business on the Closing Date or, in the case of any taxable period which includes, but does not end on, the Closing Date, the portion of such period up to and including the close of business on the Closing Date.

                  (c) All real property, personal property, ad valorem or other similar taxes (not including income taxes) levied with respect to the Purchased Assets or the Business for a taxable period which includes (but does not end on) the Closing Date shall be apportioned between Buyer and Seller based on the number of days included in such period through and including the Closing Date and the number of days included in such period after the Closing Date.

                  (d) Unless Internal Revenue Code of 1986, as amended (the "CODE") or Treasury Regulations require otherwise, the parties shall treat the Seller as the owner of the Escrow Amount and earnings thereon for tax purposes unless and until such amount (or portion thereof) is returned to Buyer.

                  (e) After the Closing, Seller and Buyer will each afford (or cause its respective affiliates to afford) to the other or to such other's representatives or agents reasonable access during normal business hours (on terms not unreasonably disruptive to the business, operations or employees of the party or parties of which access is sought) to the records and all other data and information relating to taxes pertaining to any Pre-Closing Period and to Seller's employees, or such other employees providing services in respect of the Business and auditors for the purpose of obtaining information relating to taxes, to the extent such access is reasonably necessary: (i) to prepare and complete any tax returns required to be made hereunder; (ii) to prosecute or defend on behalf of Seller's litigation or administrative controversies controlled by Seller or Purchaser; and (iii) to comply with requests made by any tax authority conducting an audit, investigation or inquiry relating to Seller's activities. After the Closing, Buyer and Seller agree (x) to retain all books and records with respect to tax matters pertinent to Seller relating to any Pre-Closing Period until the expiration of the statute of limitations (and, to the extent notified by Buyer or Seller, any extensions thereof) of the respective tax periods, and to abide by all record retention agreements entered into with any governmental authority; and (y) if the other party reasonably requests, to allow the other party hereto to make copies of such books and records.

         2.5 ALLOCATION OF PURCHASE PRICE. The Purchase Price shall be allocated among the various classes of Purchased Assets (as such classes are defined for the purposes of Section 1060 of the Code) at Closing consistent with the allocation schedule attached hereto as SCHEDULE 2.5, which is derived from the Interim Balance Sheet. In the event the Purchase Price is adjusted post-Closing pursuant to SECTION 2.2, the amounts allocated to each class of the Purchased Assets on SCHEDULE 2.5 shall be adjusted to reflect the changes in the respective asset classes that necessitated adjustment of the Purchase Price. Promptly following the determination of the Final Working Capital Amount, the parties shall cooperate in the execution of Form 8594 to be filed with the Internal Revenue Service which reflects the final allocation of the Purchase Price. All allocations made pursuant to this SECTION 2.5 shall be made in accordance with the requirements of Section 1060 of the Code. None of the parties shall take a position on any tax return (including IRS Form 8594), before any tax authority or in any judicial proceeding that is in any manner inconsistent with such allocation without the written consent of the other parties to this Agreement or unless specifically required pursuant to a determination by an applicable tax authority. The parties shall promptly advise each other of the existence of any tax audit, controversy or litigation related to any allocation hereunder.

ARTICLE 3.  THE CLOSING

         3.1 TIME AND PLACE OF CLOSING. The closing of the purchase and sale provided for in this Agreement (the "CLOSING") shall occur at the offices of Hirschler Fleischer, 725 Jackson Street, Suite 200, Fredericksburg, Virginia 22401-5720, at 10:00 A.M. on June 25, 2004 assuming that all conditions to closing set forth in Article 8 are satisfied or waived (other than conditions that are intended to be satisfied at the Closing), or at such other date, time or place as the parties may agree (the "CLOSING DATE").

         3.2 CLOSING DELIVERIES BY SELLER. At the Closing, Seller shall (i) take all steps reasonably necessary to place Buyer in actual possession and operating control of the Business and the Purchased Assets (other than Government Contracts, which shall be handled in accordance with Section 1.4), and (ii) deliver the following items, duly executed by Seller as applicable, all of which shall be in form and substance reasonably acceptable to Buyer:

                  (a)   The Escrow Agreement;

                  (b) UPDATED SCHEDULES. Updated versions of Schedules 1.1(a) and 1.2 reflecting the Purchased Assets and Assumed Liabilities as of the Closing Date;

                  (c) GENERAL ASSIGNMENT AND BILL OF SALE. General Assignment and Bill of Sale covering all of the applicable Purchased Assets, substantially in the form attached hereto as EXHIBIT 3.2(A) (the "GENERAL ASSIGNMENT AND BILL OF SALE");

                  (d)   OTHER  CONVEYANCE  INSTRUMENTS.   Such  other   specific
instruments of sale, transfer, conveyance and assignment as Buyer may reasonably request;

                  (e)   ASSIGNMENTS OF LEASES.   Assignments  of  real  property
leases and personal property leases;

                  (f) CONSENTS. Duly executed consents of all third parties required by Seller to consummate the transaction, in form and substance reasonably satisfactory to Buyer, including those consents listed in SECTION 4.3 of the Seller Disclosure Schedule other than government consents required for conveyance of Government Contracts;

                  (g) PAYOFF AND RELEASE LETTERS. Payoff and release letters from creditors of Seller, together with UCC-3 termination statements, with respect to any financing statements filed against any of the Purchased Assets, terminating all encumbrances (including tax liens other than Permitted Liens, as defined in Section 3.4(b) below) on any of the Purchased Assets;

                  (h)   EMPLOYMENT    AGREEMENT.    Employment   agreement   and
noncompetition   agreement  between  Shareholder  and  Buyer  on  customary  and reasonable terms to the parties;

                  (i) OPINION OF SELLER'S COUNSEL. An opinion, dated as of the Closing Date, from Hirschler Fleischer, A Professional Corporation, Seller's legal counsel, substantially in the form attached hereto as EXHIBIT 3.2(I);

                  (j)   OFFICER'S  CERTIFICATE.   A   certificate   executed  on
behalf of Seller by its President or Chief Executive Officer, dated as of the Closing Date, certifying that:

                        (i) the representations and warranties of Seller set forth in this Agreement, or in any written statement or certificate that shall be delivered to Buyer by Seller under this Agreement,

                             (x)   that  are not qualified as to materiality are
true and correct in all material respects, and

                             (y)   that are qualified as to materiality are true
in all are true and correct in all respects, on and as of the date made and as of the Closing Date as if made on the date thereof (except to the extent such representation or warranty specifies an earlier date), and

                        (ii) Seller has performed in all material respects all obligations and covenants required to be performed by it prior to the Closing Date under this Agreement and any other agreement or document entered into in connection herewith;

                  (k)   SECRETARY'S CERTIFICATE.   A  certificate   of  Seller's
Secretary certifying as to:

                        (i) the Articles of Incorporation and bylaws of Seller as in effect as of the Closing Date,

                        (ii) resolutions of Seller's stockholder and its board of directors authorizing the execution, delivery and performance of this Agreement and the other Seller Transaction Documents, and

                        (iii) the incumbency of Seller's officers executing this Agreement and all other Seller Transaction Documents;

                  (l) CERTIFICATE OF GOOD STANDING. A certificate from the Virginia State Corporation Commission as to Seller's good standing;

                  (m) CERTIFICATE OF AMENDMENT. Articles of Amendment to Seller's Articles of Incorporation to be filed by Buyer after the Closing Date with the clerk of the Virginia State Corporation Commission, changing Seller's corporate name to one dissimilar to Performance Group, Inc.;

                  (n)   BOOKS  AND  RECORDS.  The   books  and  records  of  the
Seller, except for books and records designated as Excluded Assets; and

                  (o)   FIRPTA  CERTIFICATION.   Certification   by  Seller   of
United States person status substantially in the form attached hereto as EXHIBIT 3.2(O).

         3.3 CLOSING DELIVERIES BY BUYER. At the Closing, Buyer shall deliver the following items, duly executed by Buyer as applicable, all of which shall be in a form and substance reasonably acceptable to Seller:

                  (a) WIRE TRANSFER. A wire transfer to Seller's bank in accordance with wire instructions Seller shall provide at least three business days prior to Closing for credit to Seller's account, in the amount of the Purchase Price less the Escrow Amount, and a wire transfer to the Escrow Agent in the amount of the Escrow Amount to be held in accordance with the terms and conditions of the Escrow Agreement;

                  (b)   OFFICER'S  CERTIFICATE.  A   certificate   executed   on
behalf of Buyer by its President or Chief Executive Officer, dated as of the Closing Date, certifying that:

                        (i) the representations and warranties of Buyer set forth in this Agreement, or in any written statement or certificate that shall be delivered to Seller by Buyer under this Agreement,

                             (x)  that are not qualified as to materiality   are
true and correct in all material respects, and

                             (y)  that are qualified as to materiality are  true
in all are true and correct in all respects, on and as of the date made and as of the Closing Date as if made on the date thereof (except to the extent such representation or warranty specifies an earlier date), and

                        (ii) Buyer has performed all obligations and covenants required to be performed by it under this Agreement and any other agreement or document entered into in connection herewith prior to the Closing Date;

                  (c) EMPLOYMENT AGREEMENT. The Employment Agreement between Shareholder and Buyer described in Section 3.2(h);

                  (d) OPINION OF BUYER'S COUNSEL. An opinion, dated as of the Closing Date, from Buyer's in-house legal counsel substantially in the form attached hereto as EXHIBIT 3.3(D); and

                  (e) CONSENT OF DIRECTORS. Resolutions of Buyer's board of directors authorizing the execution, delivery and performance of this Agreement and the other Buyer Transaction Documents.

         3.4 CLOSING DELIVERIES BY BUYER AND SELLER. At the Closing, Buyer and Seller shall deliver the following items, duly executed:

                  (a) ASSIGNMENT AND ASSUMPTION AGREEMENT. Assignment and Assumption Agreement, covering all of the Assumed Liabilities, substantially in the form attached hereto as EXHIBIT 3.4(A) (the "ASSIGNMENT AND ASSUMPTION");

                  (b) DAHLGREN LEASE. A lease for the Seller's Dahlgren facility on customary and reasonable commercial terms acceptable to the parties.

                  (c) OTHER DOCUMENTATION. Such other certificates, instruments or documents required pursuant to the provisions of this Agreement or otherwise reasonably necessary or appropriate to transfer the Purchased Assets and Assumed Liabilities in accordance with the terms hereof and consummate the transaction, and to vest in Buyer full and complete title to the Purchased Assets, free and clear of all encumbrances other than (i) liens, taxes, assessments and other governmental charges related to the Purchased Assets not yet due and payable, (ii) statutory, mechanics', laborers' and materialmen liens arising in the ordinary course of business for sums not yet due, (iii) statutory and contractual landlord liens under leases pursuant to which the Seller is a lessee and not in default, and (iv) liens relating to purchase money security interests that are not material in amount (collectively, the "PERMITTED LIENS").

ARTICLE 4.  REPRESENTATIONS AND WARRANTIES OF SELLER

         Except as set forth in the corresponding sections of the disclosure schedule of Seller delivered to Buyer concurrently with the execution and delivery of this Agreement (the "SELLER DISCLOSURE SCHEDULE") (provided, that if any fact or item disclosed in any section of the Seller Disclosure Schedule shall be relevant to any other section of this Agreement or the Seller Disclosure Schedule, then such fact or item shall be deemed to be disclosed with respect to such other section of this Agreement or the Seller Disclosure Schedule, as applicable, but only to the extent it reasonably informs or notifies the reader of its applicability to the section in which it was required to be disclosed) (FURTHER PROVIDED, that as used in the this Agreement, the term "knowledge" shall mean the actual knowledge of Shareholder), Seller and Shareholder, jointly and severally, hereby represent and warrant to Buyer that, as of the date hereof:

         4.1 ORGANIZATION AND QUALIFICATION. Seller is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Except as set forth in SECTION 4.1 of the Seller Disclosure Schedule, Seller is duly qualified or licensed as a foreign corporation to conduct business and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing, individually or in the aggregate, would not have a material adverse effect.

         4.2 AUTHORITY. Seller has all necessary power and authority to execute and deliver this Agreement and the other documents to be executed and delivered by Seller hereunder (the "Seller Transaction Documents"), to perform its obligations hereunder, and to consummate the transaction. The execution and delivery of this Agreement and the other Seller Transaction Documents and the consummation by Seller of the transaction have been duly and validly authorized by all requisite action and no other corporate proceedings on the part of Seller are necessary to authorize this Agreement or to consummate the transaction. This Agreement has been, and at Closing the other Seller Transaction Documents will be, duly and validly executed and delivered by Seller. This Agreement constitutes, and at Closing the other Seller Transaction Documents will constitute, the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles related to or limiting creditors' rights generally and by the availability of equitable remedies and defenses.

         4.3 NO CONFLICTS; REQUIRED CONSENTS. No consents other than those set forth in SECTION 4.3 of the Seller Disclosure Schedule are required with respect to Seller's execution and delivery of this Agreement, the other Seller Transaction Documents, and the consummation of the transaction hereunder. The execution, delivery and performance of this Agreement and the other Seller Transaction Documents by Seller do not and will not, with or without notice or lapse of time,

                  (a)   conflict   with   or   violate   Seller's   Articles  of
Incorporation or bylaws,

                  (b) conflict with or violate any legal requirement applicable to Seller or by which any property or asset of Seller is bound or affected, except where the existence of such conflict or violation would not, individually or in the aggregate, have a material adverse effect,

                  (c) assuming the consents listed in SECTION 4.3 of the Seller Disclosure Schedule are obtained, result in any breach of or constitute a default under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of any encumbrance on any property or asset of Seller pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except where the existence of such breach, default or right or the creation of such encumbrance would not, individually or in the aggregate, have a material adverse effect,

                  (d) violate or conflict with any other material restriction of any kind or character to which Seller is subject, except where the existence of violation or conflict would not, individually or in the aggregate, have a material adverse effect, or

                  (e) require Seller to make or deliver any filing or notice to, a governmental authority.

         4.4      FINANCIAL STATEMENTS.  Seller  has  delivered  to  Buyer   the
following financial statements (collectively, the "FINANCIAL STATEMENTS"):

                        (i) The audited balance sheets, and the related statements of operations and cash flows, of Seller as of and for the fiscal years ended December 27, 2002 and December 26, 2003, together with the notes thereto; and

                        (ii) The unaudited balance sheets, and the related unaudited statements of operations, changes in stockholders' equity and cash flows, of Seller (the "INTERIM BALANCE SHEET") as of and for the four months ended April 30, 2004 (the "INTERIM BALANCE SHEET DATE").

                  (a)   All of the Financial Statements:

                        (i) are true, accurate and complete in all material respects;

                        (ii) are consistent with the books and records of Seller;

                        (iii) present fairly and accurately the financial condition of Seller as of the respective dates thereof and the results of operations, changes in stockholders' equity and cash flows of Seller for the periods covered thereby; and

                        (iv) have been prepared in accordance with GAAP, applied on a consistent basis throughout the periods covered, except for the Interim Balance Sheet, which has been prepared consistent with Seller's past practice.

         4.5      ABSENCE OF UNDISCLOSED LIABILITIES.   Seller   has   no  debt,
liability or obligation, whether direct or indirect ("Liabilities"), other than:

                  (a)   those set forth in the Interim Balance Sheet;

                  (b) those incurred in the ordinary course of business that were (i) incurred prior to the Interim Balance Sheet Date and not required to be set forth in the Interim Balance Sheet under GAAP, or (ii) incurred since the date of the Interim Balance Sheet; and

                  (c) those that do not exceed $5,000 individually or $25,000 in the aggregate.

         4.6      ABSENCE OF CHANGES.  Since the Interim Balance Sheet Date:

                  (a) Seller has conducted the Business in the ordinary course of business;

                  (b) To Seller's knowledge, no event or circumstance has occurred that has had or is reasonably likely to have a material adverse effect on Seller; and

                  (c) Except as set forth in SECTION 4.6(C) of the Seller Disclosure Schedule, Seller has not taken any action, agreed to take any action, or omitted to take any action that would constitute a breach of SECTION 6.1 or
6.2 if such action or omission were taken between the date of this Agreement and the Closing Date.

         4.7      ACCOUNTS RECEIVABLE.

                  (a) SCHEDULE 1.1(A) sets forth an accurate and complete list of all Receivables existing as of Closing that are included as the Purchased Assets. Each Receivable is:

                        (i) a valid and legally binding obligation of the account debtor enforceable in accordance with its terms, free and clear of all encumbrances, and not subject to setoffs, adverse claims, counterclaims, assessments, defaults, prepayments, defenses, and conditions precedent, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles related to or limiting creditors' rights generally and by the availability of equitable remedies and defenses;

                        (ii) a true and correct statement of the account for merchandise actually sold and delivered to, or for services actually performed for and accepted by, such account debtor; and

                        (iii) fully collectible and will be collected within one hundred twenty (120) days, subject to trade discounts provided in the ordinary course of business and any allowance for doubtful accounts contained in the Interim Balance Sheet.

         4.8 MATERIAL CONTRACTS. SECTION 4.8(A) of the Seller Disclosure Schedule provides a true and complete list of each of the following contracts to which Seller is party (collectively, the "MATERIAL Contracts"):

                  (a) True and complete copies of each written Material Contract and true and complete written summaries of each oral Material Contract (including all amendments, supplements, modifications and waivers thereof) have been delivered to Buyer by Seller.

                  (b) Each Material Contract is currently valid and in full force and effect, and is enforceable by Seller in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles related to or limiting creditors' rights generally and by the availability of equitable remedies and defenses.

                  (c) Seller is not in default, and no party has notified Seller that it is in default, under any Material Contract. No event has occurred, and no circumstance or condition exists, that could reasonably be expected to, with or without notice or lapse of time: (i) result in a violation or breach of any of the provisions of any Material Contract by Seller that would result in a material adverse effect; (ii) give any person the right to declare a default or exercise any remedy under any Material Contract; (iii) give any person the right to accelerate the maturity or performance of any Material Contract or to cancel, terminate or modify any Material Contract; or (iv) otherwise have a material adverse effect on Seller in connection with any Material Contract.

                  (d) Seller has not waived any of its rights under any Material Contract.

                  (e) The performance of the Material Contracts has not resulted in any violation of or failure by Seller to comply with any legal requirement.

                  (f) The Material Contracts constitute all of the contracts necessary to enable Seller to conduct the Business in the manner in which such Business is currently being conducted.

         4.9 INSURANCE. SECTION 4.9 of the Seller Disclosure Schedule sets forth an accurate and complete list of all insurance policies, self-insurance arrangements and indemnity bonds, currently in effect, that insure the Business and/or the Purchased Assets (collectively, the "INSURANCE POLICIES").

         4.10     TITLE; SUFFICIENCY; CONDITION OF ASSETS.

                  (a) Seller has good and valid title to all of the Purchased Assets free and clear of any lien, pledge, security interest or other encumbrances other than Permitted Liens. The Purchased Assets are not subject to any preemptive right or right of first refusal. The Purchased Assets are in good operating condition and repair, ordinary wear and tear excepted.

                  (b) The sale, transfer and assignment of the Purchased Assets as contemplated by this Agreement will give Buyer possession of, and the right to use, all the assets required for conducting the Business as presently conducted. Upon Closing, assuming the consents set forth in SECTION 4.3 of the Seller Disclosure Schedule have been obtained, Buyer will be entitled to the continued possession and use of all Purchased Assets, except as provided in
SECTION 1.4 regarding novation of Government Contracts. Except for the Purchased Assets, there are no other assets properties or rights, including intellectual property rights, that are required by Seller to conduct the Business in a manner substantially consistent in all material respects with the manner in which Seller currently conducts the Business.

         4.11  REAL  PROPERTY  LEASES.  Seller  does not own any real  property.
SCHEDULE 1.1(A) sets forth an accurate and complete list of the real property leases included in the Purchased Assets. Seller has delivered to Buyer accurate and complete copies of each real property lease. All real property leases, and all amendments and modifications thereto, are in full force and effect and have not been modified or amended, and there exists no default under any such lease by Seller, nor any event which, with notice or lapse of time or both, would constitute a default thereunder by Seller or, to Seller's knowledge, by any third party.

         4.12 INTELLECTUAL PROPERTY. SCHEDULE 1.1(A) sets forth an accurate and complete list of all trade names, trademarks and service marks, patents, patent rights, and copyrights, whether domestic or foreign (the "SELLER INTELLECTUAL PROPERTY") material to the conduct of the Business owned or registered in Seller's name. Each Item of Seller Intellectual Property is valid, subsisting and in full force and effect, has not been abandoned or passed into the public domain and is free and clear of any lien, pledge, security interest or other encumbrance. Each item of Seller Intellectual Property is exclusively owned by Seller and was written or created solely by employees of Seller acting within the scope of their employment or by third parties, all of which employees and third parties have validly and irrevocably assigned all of their rights, including intellectual property rights therein, to Seller and no third party owns or has any rights to any such Seller Intellectual Property.

         4.13     CUSTOMERS AND SUPPLIERS.

                  (a) CUSTOMERS. There has not been any material adverse change in the business relationship of Seller with any material customer who accounted for more than five percent (5%) of Seller's gross sales during the period from January 1, 2001 to Closing. SECTION 4.13(A) of the Seller Disclosure Schedule sets forth an accurate and complete list of the 10 largest customers of the Business determined on the basis of sales revenues for each of the last three (3) fiscal years.

                  (b) SUPPLIERS. There has not been any material adverse change in the business relationship of Seller with any sole source supplier or any supplier from whom Seller purchased more than five percent (5%) of the total goods or services which it purchased during the period from January 1, 2001 to Closing. SECTION 4.13(B) of the Seller Disclosure Schedule sets forth an accurate and complete list of the 10 largest suppliers of the Business determined on the basis of dollar volume for each of the last three fiscal years.

         4.14     EMPLOYEES.

                  (a) STATUS OF EMPLOYEES. No employee of Seller has been granted the right to continued employment by Seller or to any material compensation following termination of employment with Seller. Except as set forth in SECTION 4.14(A) of the Seller Disclosure Schedule, Seller has no knowledge that any Key Employee intends to terminate his or her employment or other engagement with Seller, nor does Seller have a present intention to terminate the employment or engagement of any Key Employee.

                  (b)   COMPENSATION.   SECTION    4.14(B)    of   the    Seller
Disclosure Schedule sets forth an accurate, correct and complete list of all:

                        (i) employees of Seller, including each employee's name, title or position, present annual compensation (including bonuses, commissions and deferred compensation), accrued and unused paid vacation leave, years of service, interests in any incentive compensation plan, and estimated entitlements to receive supplementary retirement benefits or allowances (whether pursuant to a contractual obligation or otherwise);

                        (ii)   individuals   who   are   currently    performing
services for Seller related to the Business who are classified as "consultants" or "independent contractors";

                        (iii) bonuses, severance payments, termination pay and other special compensation of any kind paid to, accrued with respect to, or that would be payable to (as a result of the transaction), any present or former officer, director, employee or consultant of Seller since the Interim Balance Sheet Date;

                        (iv) increases in any employee's wage or salary since the Interim Balance Sheet Date; and

                        (v) increases or changes in any other benefits or insurance provided to any employees since the Interim Balance Sheet Date. No employee of Seller is eligible for payments that would constitute "parachute payments" under Section 280G of the Code.

                  (c) DISPUTES. There are no suits, proceedings, court orders, arbitrations or investigations pending or, to the knowledge of Seller, threatened involving any employee or group of employees, and no employee of Seller has given written notice to Seller of any circumstance which the Employee alleges may give rise to any of the foregoing matters. Seller has not suffered or sustained any work stoppage and to Seller's knowledge no such work stoppage is threatened.

                  (d) COMPLIANCE WITH LEGAL REQUIREMENTS. Seller has complied in all material respects with all legal requirements related to the employment of its employees, including provisions related to wages, hours, leaves of absence, equal opportunity, occupational health and safety, workers' compensation, severance, employee handbooks or manuals, collective bargaining and the payment of social security and other taxes.

                  (e) WARN ACT. Contingent upon Buyer's satisfaction of its obligations under Section 7.9, Seller is in full compliance with the Worker Readjustment and Notification Act (the "WARN ACT") (29 U.S.C. ss.2101), including all obligations to promptly and correctly furnish all notices required to be given thereunder in connection with any "plant closing" or "mass layoff" to "affected employees," "representatives" and any state dislocated worker unit and local government officials. No reduction in the notification period under the WARN Act is being relied upon by Seller. SECTION 4.14(E) of the Seller Disclosure Schedule sets forth an accurate, correct and complete list of all employees terminated (except with cause, by voluntarily departure or by normal retirement), laid off or subjected to a reduction of more than 50% in hours or work during the two full calendar months and the partial month preceding this representation and warranty.

                  (f) UNIONS. Seller has no collective bargaining agreements with any of its employees. There is no labor union organizing or election activity pending or, to the knowledge of Seller, threatened with respect to Seller.

         4.15 SELLER BENEFIT PLANS. Seller has maintained and funded all of its employee benefit plans (collectively, the "SELLER BENEFIT PLANS") in accordance with their terms and all applicable laws. Neither Seller nor any member of a controlled group of which Seller is a member, maintains or contributes to, or has ever maintained or contributed to, any defined benefit plan or multiemployer plan which would be subject to regulation under ERISA. Nothing contained in any of the Seller Benefit Plans will obligate Buyer to provide any benefits to employees, former employees or beneficiaries of employees or former employees, or to make any contributions to any plans from and after the Closing.

         4.16 COMPLIANCE WITH LAWS; GOVERNMENTAL APPROVALS. Seller is not now, and during the past five years has not been, in conflict with, or in default, breach or violation of, any legal requirement applicable to Seller, or by which any property or asset of Seller is bound or affected, except for any conflict, default, breach or violation that would not, individually or in the aggregate, have a material adverse effect. Seller is in possession of all governmental approvals necessary for Seller to own, lease and operate its properties or to carry on the Business as it is now being conducted, except where the failure to obtain such governmental approval would not, individually or in the aggregate, have a material adverse effect. No suspension or cancellation of any governmental approvals is pending or, to the knowledge of Seller, threatened, and except for those governmental approvals set forth in SECTION 4.16 of the Seller Disclosure Schedule and those pertaining to the novation of Government Contracts, no other governmental approval is required to be obtained or filed in connection with the execution and delivery of this Agreement and the other Seller Transaction Documents.

         4.17 LITIGATION. There is no proceeding or lawsuit, of any kind, pending or, to the knowledge of Seller, threatened against or affecting Seller, or any property or asset of Seller. To Seller's knowledge, no event has occurred, and no condition or circumstance exists, that could reasonably be expected to directly or indirectly give rise to or serve as a basis for the commencement of any such proceeding or lawsuit. Neither Seller nor any property or asset of Seller is subject to any order or any proposed order that would prevent or materially delay the consummation of the transaction or would have a material adverse effect.

         4.18     ENVIRONMENTAL MATTERS.

                  (a) Seller is in compliance in all material respects with all applicable environmental and safety laws and regulations that relate to the Purchased Assets, any leased real property or the operation of the Business, including, but not limited to, possession of all, and compliance with any, permits or other authorizations of any governmental authority required under applicable law or the terms and conditions thereof, except where noncompliance with environmental laws or failure to possess or comply with governmental approvals or permits would not result in a material adverse effect to the Business;

                  (b) Seller has not received any communication or notice, whether from a governmental authority or any other person, alleging any violation of or noncompliance with any environmental or safety law by Seller or for which it is responsible, and which relate to the Leased Real Property or the operation of the Business;

                  (c) There is no pending or, to the knowledge of Seller, no threatened claim, action, investigation or notice against or involving Seller relating to the Leased Real Property or the operation of the Business by any person or entity alleging liability under or a violation of any environmental or safety laws or liability or for investigatory, cleanup or governmental response costs, or natural resources or property damages, or personal injuries, attorneys' fees or penalties relating to the presence or release into the environment of any hazardous materials or substances controlled or regulated under applicable law (an "ENVIRONMENTAL CLAIM"); and

                  (d)   To  the  knowledge  of   Seller,  there  are  no present
facts or circumstances that are reasonably likely to form the basis of any Environmental Claim.

         4.19     TAXES.

                  (a) Seller has timely filed all tax returns relating to the Business that it was required to file, and such tax returns are true, correct and complete in all respects. All taxes shown to be payable on such tax returns or on subsequent assessments with respect thereto have been paid in full on a timely basis, and no other taxes relating to the Business are payable by Seller with respect to any period ending prior to the date of this Agreement. Seller has withheld and paid all taxes relating to the Business required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party. There are no liens for taxes on the Purchased Assets, other than liens for taxes not yet due and payable.

                  (b) To the knowledge of Seller, no audit of any tax return relating to the Business is currently pending or threatened. No written claim, and to the knowledge of Seller no other claim, has ever been made by any governmental authority in a jurisdiction where Seller does not file tax returns relating to the Business that it is or may be subject to taxation by that jurisdiction. Seller has delivered or made available to Buyer correct and complete copies of all Seller tax returns filed, examination reports, and statements of deficiencies assessed or agreed to by Seller with respect to periods ending on or after December 31, 2002. Seller has not waived any statute of limitations in respect of any tax or agreed to an extension of time with respect to any tax assessment or deficiency.

                  (c)   The   Seller  and   Shareholder  is  a  "United   States
person" within the meaning of Section 7701(a)(30) of the Code.

         4.20 BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transaction based upon arrangements made by or on behalf of Seller except for the fee arrangements between Alpha Omega Partners and Seller. Said amounts shall be paid at Closing by Seller. Seller shall be responsible for, and shall indemnify Buyer in connection with, such fee arrangements.

         4.21 FRAUDULENT CONVEYANCE. Seller is not entering into the transaction with the intent to hinder, delay or defraud any person to which it is, or may become, indebted. The Purchase Price is not less than the reasonably equivalent value of the Purchased Assets less the Assumed Liabilities. Seller's assets, at a fair valuation, exceed its liabilities, and Seller is able to meet its debts as they mature and will not become insolvent as a result of the transaction. For a period of 90 days after the Closing, (i) Seller will be able to meet its debts as they mature, and (ii) Seller will have sufficient capital and property to conduct the business in which it will be engaged, if any.

         4.22 TRANSACTIONS WITH AFFILIATES. Except as set forth in SECTION 4.22 of the Seller Disclosure Schedule, there are no existing contracts, transactions, indebtedness or other arrangements, or any related series thereof, between Seller, on the one hand, and any of the directors, officers or other affiliates of Seller, on the other hand.

         4.23 PRODUCT WARRANTIES. All of the Purchased Assets manufactured, sold or delivered by Seller are in conformity with all applicable contractual commitments and applicable law and all express and implied warranties to the extent not disclaimed, and Seller is not liable (and, to Seller's knowledge, there is no reasonable basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against it giving rise to any such liability) for replacement thereof or other damages in connection therewith in excess of any warranty reserve specifically established with respect thereto and included in the Interim Balance Sheet. None of the Purchased Assets manufactured, sold or delivered by Seller is subject to any guaranty, express warranty or other indemnity. Seller has not been notified of any claims for (and Seller does not have any knowledge of any threatened claims for) any extraordinary product returns, warranty obligations or product services relating to any of the Purchased Assets.

         4.24 PRODUCT LIABILITIES. Seller has not had nor does Seller have any liability (and, to Sellers' knowledge, there is no reasonable basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against it giving rise to any liability) arising out of any injury to individuals or property as a result of the ownership, possession or use of any of the Purchased Assets.

         4.25 FULL DISCLOSURE. No statement (including the representations, warranties and covenants) by Seller contained in this Agreement, the Seller
Disclosure Schedule, the exhibits and schedules attached hereto, the Seller Transaction Documents, and any document, written statement or certificate furnished to Buyer and its representatives by Seller pursuant hereto contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

ARTICLE 5.  REPRESENTATIONS AND WARRANTIES OF BUYER

         Except as set forth in the corresponding sections of the disclosure schedules of Buyer delivered to Seller concurrently with the execution and delivery of this Agreement (the "BUYER DISCLOSURE SCHEDULE") (provided, that if any fact or item disclosed in any section of the Buyer Disclosure Schedule shall be relevant to any other section of this Agreement, then such fact or item shall be deemed to be disclosed with respect to such other section of this Agreement, but only to the extent to which it reasonably informs or notifies the reader of its applicability to the section in which it was required to be disclosed), Buyer hereby represents and warrants to Seller that, as of the date hereof:

         5.1 ORGANIZATION AND GOOD STANDING. Buyer is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Buyer is duly qualified or licensed as a foreign corporation to conduct business and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not have a material adverse effect.

         5.2 AUTHORITY. Buyer has all necessary power and authority to execute and deliver this Agreement and the other documents to be executed by Buyer hereunder (the "BUYER TRANSACTION DOCUMENTS"), to perform its obligations hereunder, and to consummate the transaction. The execution and delivery of this Agreement and the other Buyer Transaction Documents and the consummation by Buyer of the transaction have been duly and validly authorized by all requisite action and no other corporate proceeding on the part of Buyer is necessary to authorize this Agreement and the other Buyer Transaction Documents or to consummate the transaction. This Agreement has been, and at Closing the other Buyer Transaction Documents will be, duly and validly executed and delivered by Buyer. This Agreement constitutes, and at Closing the other Buyer Transaction Documents will constitute, the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles related to or limiting creditors' rights generally and by the availability of equitable remedies and defenses.

         5.3 NO CONFLICTS; REQUIRED CONSENTS. No consents other than those set forth in SECTION 5.3 of the Buyer Disclosure Schedule are required with respect to Buyer's execution and delivery of this Agreement, the other Buyer Transaction Documents, and the consummation of the transaction. The execution, delivery and performance of this Agreement and the other Buyer Transaction Documents by Buyer do not and will not, with or without notice or lapse of time,

                  (a)   conflict   with   or  violate   Buyer's  Certificate  of
Incorporation or bylaws or equivalent organizational documents,

                  (b) conflict with or violate any legal requirement applicable to Buyer or by which any property or asset of Buyer is bound or affected, except where the existence of such conflict or violation would not, individually or in the aggregate, have a material adverse effect,

                  (c) assuming the consents listed in SECTION 5.3 of the Buyer Disclosure Schedule are obtained, result in any breach of or constitute a default under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of any Encumbrance on any property or asset of Buyer pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except where the existence of such breach, default or right or the creation of such encumbrance would not, individually or in the aggregate, have a material adverse effect,

                  (d) violate or conflict with any other material restriction of any kind or character to which Buyer is subject, except where the existence of violation or conflict would not, individually or in the aggregate, have a material adverse effect, or

                  (e) require Buyer to obtain any Consent of, or make or deliver any filing or notice to, a governmental authority.

         5.4      FINANCIAL CAPACITY.    At  the  Closing,  Buyer   shall   have
sufficient funds, to enable Buyer to pay the Purchase Price and to perform all of its obligations hereunder.

         5.5 NOVATION EXPERIENCE. Buyer has not failed to attain novation to Buyer of any government contract in the past and no current or reasonably foreseeable circumstances involving Buyer exists which could reasonably be expected to contribute materially to the inability to attain novation of any Government Contracts in connection with the transactions contemplated by this Agreement.

         5.6 BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transaction based upon arrangements made by or on behalf of Buyer except for the fee arrangements between Tango Equity and Buyer. Said amounts shall be paid at Closing by Buyer. Buyer shall be responsible for, and shall indemnify Seller in connection with, such fee arrangements.

ARTICLE 6.  CONDUCT PRIOR TO CLOSING

         6.1 SELLER'S CONDUCT OF THE BUSINESS. From April 20, 2004 until the Closing Date, Seller covenants and agrees that the Business shall be conducted only in, and Seller shall not take any action except in, the ordinary course of business and in a manner consistent with past practice; and Seller shall use its best efforts without requirement to incur any expenses other than in the ordinary course to preserve substantially intact the business organization of Seller, to keep available the services of the current officers, employee and consultants of Seller and to preserve the current relationships of Seller with customers, suppliers and other persons with which Seller has significant business relations. Seller shall promptly notify Buyer of any event or occurrence not in the ordinary course of business of Seller, and any event of which Seller is aware which reasonably would be expected to have a material adverse effect on Seller (even if the likelihood of such event has previously been disclosed or could result from any item set forth in the Seller Disclosure Schedule). Without limiting the generality of the foregoing, except as expressly contemplated by this Agreement or disclosed in the Seller Disclosure Schedule, Seller shall not, from the date of this Agreement until the Closing Date, directly or indirectly, do or propose to do any of the following without the prior written consent of
Buyer:

                  (a)   Issue, deliver, or sell any shares of Seller's stock;

                  (b) Cause or permit any amendments to its Articles of Incorporation or bylaws that would have an adverse effect on the transaction;

                  (c) Enter into any commitment or transaction not in the ordinary course of business;

                  (d)   Terminate   any   employees  or   grant   severance   or
termination pay to any director, officer, employee or consultant;

                  (e)   Enter   into   any   transaction   with   its  officers,
directors or stockholders or their affiliates other than a distribution on its capital stock;

                  (f) Amend or otherwise modify the material terms of any of Seller's contracts;

                  (g) Sell, lease, license or otherwise dispose of any of Seller's assets outside of the ordinary course of business;

                  (h) Commence a proceeding of any nature other than for the routine collection of bills;

                  (i) Acquire or agree to acquire by merging, consolidating or entering into a joint venture arrangement with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the financial condition, results of operations, business or properties of Seller taken as a whole;

                  (j) Adopt, amend or terminate any employee benefit plans, programs, policies or other arrangements, or enter into any employment contract, pay any special bonus or special remuneration to any director, employee or consultant, or increase the salaries or wage rates of its employees;

                  (k)   Incur   any   indebtedness   for   borrowed   money   or
guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others;

                  (l)   Fail  to  pay   or  otherwise    satisfy  its   monetary
obligations as they become due, except such as are being contested in good faith;

                  (m) Waive or commit to waive any rights or forgive any indebtedness owed to Seller;

                  (n) Take any action or fail to take any action that would have a material adverse effect on the Business; or

                  (o) Enter into any contract or agree, in writing or otherwise, to take any of the actions described above in this SECTION 6.1, or any action that would make any of its representations or warranties contained in this Agreement untrue or incorrect in any material respect or prevent it from performing or cause it not to perform its covenants hereunder.

         6.2 NO SOLICITATION. Until the earlier of (a) the Closing and (b) the termination of this Agreement pursuant to its terms, Seller shall not, and Seller shall cause its representatives not to, directly or indirectly:

                  (a) initiate, solicit or encourage (including by way of furnishing information regarding the Business or the Purchased Assets or Assumed Liabilities) any inquiries, or make any statements to third parties, which may reasonably be expected to lead to any proposal concerning the sale of Seller, the Business or the Purchased Assets or Assumed Liabilities (whether by way of merger, purchase of capital shares, purchase of assets or otherwise) (a "COMPETING TRANSACTION"); or

                  (b) hold any discussions or enter into any agreements with, or provide any information or respond to, any third party concerning a potential Competing Transaction or cooperate in any way with, agree to, assist or participate in, solicit, consider, entertain, facilitate or encourage any effort or attempt by any third party to do or seek any of the foregoing.

                  (c) if at any time prior to the earlier of (x) the Closing and (y) the termination of this Agreement pursuant to its terms, Seller receives a third party proposal for a Competing Transaction (a "COMPETING PARTY"), Seller shall promptly inform Buyer regarding such contact and furnish Buyer with a copy of any inquiry or proposal, or, if not in writing, a description thereof, including the name of such Competing Party, and Seller shall keep Buyer informed of the status and details of any future notices, requests, correspondence or communications related thereto.

ARTICLE 7.  ADDITIONAL AGREEMENTS

         7.1 STOCKHOLDER VOTE. Seller shall promptly after the date hereof obtain the consent of its Shareholder and shall take all action required by Virginia Law and its Articles of Incorporation and bylaws for the purpose of approving this Agreement, the other Seller Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

         7.2 CERTAIN NOTIFICATIONS. Seller shall give prompt notice to Buyer, and Buyer shall give prompt notice to Seller, of:

                  (a) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which reasonably could be expected to cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Closing Date, and

                  (b) any failure of Seller or Buyer, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

         7.3 ACCESS TO INFORMATION. From the date of this Agreement until the Closing Date, upon reasonable notice, Seller shall:

                  (a) allow Buyer the opportunity to interview Seller's employees and other personnel and affiliates who provide services in the conduct of the Business, provided that Shareholder shall initiate and participate in all meetings, and

                  (b) assist and cooperate with Buyer in the development of integration plans for implementation by Buyer following the Closing.

         7.4 BEST EFFORTS. From the date of this Agreement until the Closing, each of Seller and Buyer shall use their respective best efforts to cause to be fulfilled and satisfied all of the other party's conditions to Closing set forth in ARTICLE 8.

         7.5 CONSENTS. Except with respect to consents related to novation of Government Contracts, which are governed by Section 1.4 hereof, Seller will use best efforts to obtain prior to Closing all consents from governmental authorities or under any contracts or other agreements as may be required in connection with the transaction so as to preserve all rights of and benefits to Seller thereunder. At the request of Seller, Buyer shall provide Seller with such assistance and information as is reasonably requested by Seller to obtain such Consents. Any costs incurred in obtaining the consents shall be borne by the Seller, except as otherwise provided in Section 1.4 hereof.

         7.6 EXPENSES. Whether or not the transaction is consummated, except as otherwise provided herein, all fees and expenses incurred in connection with the transaction including, but not limited to, all legal, accounting, financial, advisory, consulting and all other fees and expenses of third parties incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transaction contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses.

         7.7 CONFIDENTIALITY. Buyer and Seller have executed a Confidentiality Agreement dated February 18, 2004 (the "CONFIDENTIALITY AGREEMENT"). The parties hereby ratify and affirm the Confidentiality Agreement and incorporate its provisions herein such that all confidential information received by a party in connection with the transaction hereunder shall be governed by the terms of the Confidentiality Agreement.

         7.8 BULK SALES LAW WAIVER. Subject to SECTION 10.2, each party hereto agrees to waive compliance by the other with any applicable bulk sales laws in connection with the transaction.

         7.9      EMPLOYEES.

                  (a)   Buyer   shall  offer  employment  to  each  employee  of
Seller. All such individuals who accept Buyer's offer of employment and who become employees of Buyer are referred to herein as the "TRANSFERRED EMPLOYEES." Seller shall terminate the employment of each Transferred Employee, effective at 11:59 p.m. Eastern Time on the Closing Date. On the Closing Date, or as soon as practicable thereafter, Seller shall pay each such person all accrued wages, salary, commission, bonuses, and other employee compensation payments for all periods prior to and including the Closing Date. The Transferred Employees shall become employees of Buyer effective at 12:01 a.m. Eastern Time on the day after the Closing Date. Seller shall maintain health insurance coverage for Transferred Employees through June 30, 2004 and Buyer shall reimburse Seller for premiums paid for such coverage during the period from the Closing Date through June 30, 2004. Buyer shall provide Transferred Employees with benefits (including hospital, medical, dental, life and disability benefits) reasonably comparable to the benefits afforded to employees of Buyer, which shall be no less favorable to the Transferred Employees than the benefits Seller offers to its employees immediately prior to the Closing Date immediately upon Closing (except for health insurance) and the Buyer shall waive any waiting periods or pre-existing condition exclusions applicable to such benefits and shall credit to each Transferred Employee his or her accrued vacation as of the Closing Date. Buyer shall provide Transferred Employees with credit for service with Seller in determining eligibility and vesting (but not benefit accrual) under any defined benefit retirement plan of Buyer and in determining eligibility and vesting under any defined contribution plans of Buyer.

                  (b) As soon as possible following execution of this Agreement, the CEO of Buyer and other appropriate Buyer personnel will participate in employee meetings to be held in Fredericksburg, Virginia and a designated location in each of New York and Texas. In the course of these meetings, Buyer personnel will use their best efforts to address issues and concerns presented by employees and otherwise assist the Seller in satisfying the closing conditions set forth in Section 8.1(g).

         7.10 KNOWLEDGE OF BREACH. Buyer shall promptly notify Seller prior to Closing in the event that Buyer learns of any information which in its reasonable determination would be considered a material breach of any of the representations and warranties given by Seller or the Shareholder under Article IV.

ARTICLE 8.  CONDITIONS TO CLOSING

         8.1 CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER. The obligations of Buyer to consummate the transaction are subject to the satisfaction of the following conditions, unless waived by Buyer in writing:

                  (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Seller set forth in this Agreement, or in any written statement or certificate that shall be delivered to Buyer by Seller under this Agreement,

                           (i) that are not qualified as to materiality are true
and correct in all material respects, and

                           (ii) that are qualified as to materiality are true in
all are true and correct in all respects, on and as of the date made and as of the Closing Date as if made on the date thereof (except to the extent such representation or warranty specifies an earlier date).

                  (b) PERFORMANCE OF OBLIGATIONS. Seller shall have performed in all material respects all obligations and covenants required to be performed by it under this Agreement and any other agreement or document entered into in connection herewith prior to the Closing Date.

                  (c) NO MATERIAL ADVERSE CHANGE. There shall have been no material adverse change in the assets, liabilities, business, financial condition of Seller from the date hereof through the date that each of the conditions set forth in Sections 8.1(g), (h) and (i) below have been satisfied (the "CLOSING CONDITION SATISFACTION DATE"), and Seller shall not have suffered any material loss or damage to any of its assets, whether or not covered by insurance, between the Interim Balance Sheet Date and the Closing Condition Satisfaction Date; provided, notwithstanding the foregoing, Buyer shall not be obligated to consummate the transaction hereunder if a material adverse change or material loss or damage occurs between the Closing Condition Satisfaction Date and the Closing Date which is directly caused by an act or omission of Seller or Shareholder;

                  (d) STOCKHOLDER CONSENT. Seller shall have obtained the consent of its Shareholder approving this Agreement, the Seller Transaction Documents and the consummation of the transaction.

                  (e) LEGAL REQUIREMENTS. No legal requirement shall be in effect which prohibits or materially restricts the consummation of the transaction at the Closing, or which otherwise adversely affects in any material respect the right or ability of Buyer to own, operate or control the Business or the Purchased Assets, in whole or material part, and no proceeding of any nature is pending or threatened in writing by a governmental authority which is reasonably likely to result in a legal requirement having such an effect, other than with respect to novation of existing Government Contracts.

                  (f) CLOSING DELIVERIES. Seller shall have delivered to Buyer all of the closing documents and agreements set forth in SECTIONS 3.2 and 3.4.

                  (g)   EMPLOYEES.

                           (i) The persons  identified on SCHEDULE  8.1(G) ("Key
Employees") shall have entered into employment agreements with Buyer on or before June 15, 2004 and effective as of the Closing Date(unless a delay is caused by Buyer's failure to timely provide proposed benefit or employment packages to Seller).

                        (ii) Seller shall have delivered on or before June 15, 2004 (unless a delay is caused by Buyer's failure to timely provide proposed benefit or employment packages to Seller) Employee Acceptance Letters signed by all employees other than those employees whose election not to accept employment with Buyer, considered in the aggregate, would not have a material adverse effect on the overall ability of Buyer to perform all Government Contracts which, individually, either (i) represented in excess of 10% of revenue in the fiscal year ended December 31, 2003, or (ii) are reasonably expected to represent in excess of 10% of revenue of the Business in the fiscal year which will end December 31, 2004, assuming conduct of the Business consistent with 2003.

                        (iii) Buyer shall have had a reasonable opportunity to conduct meetings with the Key Employees on or before June 15, 2004 and shall not have determined on or before June 15, 2004 that, with respect to the Key Employees considered in the aggregate, there are circumstances which could reasonably be expected to have a material adverse effect on the Buyer's conduct of the Business after the Closing.

                  (h)   PRELIMINARY  NOVATION  APPROVAL.   Seller  shall    have
obtained the Preliminary Novation Approval.

                  (i) CONSENT TO SUBCONTRACTS. Seller shall have obtained the consent of each governmental authority required for Seller to enter into a Subcontract with respect to the applicable Government Contract.

         8.2 CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER. The obligations of Seller to consummate the transaction are subject to the satisfaction of the following conditions, unless waived by Seller in writing:

                  (a)   REPRESENTATIONS  AND WARRANTIES.    The  representations
and warranties of Buyer set forth in this Agreement, or in any written statement or certificate that shall be delivered to Seller by Buyer under this Agreement,

                           (i) that are not qualified as to materiality are true
and correct in all material respects, and

                           (ii) that are qualified as to materiality are true in
all are true and correct in all respects, on and as of the date made and as of the Closing Date as if made on the date thereof (except to the extent such representation or warranty specifies an earlier date), and

                   (b) PERFORMANCE OF OBLIGATIONS. Buyer shall have performed in all material respects all obligations and covenants required to be performed by it under this Agreement and any other agreement or document entered into in connection herewith prior to the Closing Date.

                  (c) DELIVERIES. Buyer shall have delivered to Seller all of the closing documents and agreements set forth SECTIONS 3.3 and 3.4.

                  (d) NO MATERIAL ADVERSE CHANGE. There shall not have occurred or arisen with respect to Buyer or any of its affiliates an event or circumstance which is reasonably likely to have a material adverse effect on the ability of Buyer and Seller to accomplish novation of the Principal Government Contract.

                  (e)   PRELIMINARY NOVATION APPROVAL.    Seller   shall    have
obtained the Preliminary Novation Approval.

                  (f) CONSENT TO SUBCONTRACTS. Buyer shall have obtained the consent of each governmental authority required for Buyer to enter into a Subcontract with respect to the applicable Government Contract.

ARTICLE 9.  TERMINATION

         9.1      CIRCUMSTANCES FOR TERMINATION.   At  any  time  prior  to  the
Closing, this Agreement may be terminated by written notice:

                  (a)   by the mutual written consent of Buyer and Seller;

                  (b) by either Buyer or Seller if the other party is in material breach of any provision of this Agreement and such breach is not cured within fifteen (15) days of written notice thereof from the non-breaching party, which breach would give rise to a failure to satisfy any condition set forth in
SECTION 8.1(A) and (B), and SECTION 8.2(A) and (B), PROVIDED, that the terminating party is not, on the date of termination, in material breach of any material provision of this Agreement;

                  (c) by either Buyer or Seller if the Closing has not occurred on or prior to June 30, 2004 (the "OUTSIDE CLOSING DATE") for any reason, PROVIDED, that the terminating party shall not have breached its obligations hereunder in any manner that shall have contributed to the failure to consummate the Closing by such date;

                  (d)   by  Seller  if  the  Buyer  has  provided  notice  under
Section 7.10 of information that would lead to a material breach of a representation or warranty under Article IV and the Seller and Buyer have after discussions in good faith failed to agree on a resolution or waiver of such breach; and

                  (e) by either Buyer or Seller if satisfaction of a closing condition of the terminating party in ARTICLE 8 is impossible, PROVIDED, that the terminating party is not, on the date of termination, in material breach of any material provision of this Agreement.

         9.2 EFFECT OF TERMINATION. If this Agreement is terminated in accordance with SECTION 9.1, all obligations of the parties hereunder shall terminate, except for the obligations set forth in this ARTICLE 9 and SECTION
7.6; PROVIDED, that such termination shall not release either party from any liability that has already accrued as of the effective date of such termination, and shall not constitute a waiver or release of, or otherwise be deemed to prejudice or adversely affect, any rights, remedies or claims, whether for damages or otherwise, which a party may have hereunder, at law, equity or otherwise or which may arise out of or in connection with such termination.

ARTICLE 10.  INDEMNIFICATION

         10.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties of Seller, Buyer or Shareholder in this Agreement or any other transaction document shall survive the Closing until the one year anniversary of the Closing Date (the "SURVIVAL DATE"); PROVIDED, that:

                  (a) all representations and warranties relating to taxes shall survive indefinitely;

                  (b) all representations and warranties of Seller or Buyer contained in SECTION 4.20 or SECTION 5.7 shall survive indefinitely;

                  (c) any claim for indemnification based upon a breach of any such representation or warranty and asserted prior to the Survival Date by written notice in accordance with SECTION 10.4 shall survive until final resolution of such claim; and

                  (d) Subject to Buyer's compliance with Section 7.10, the representations and warranties contained in this Agreement (and any right to indemnification for breach thereof) shall not be affected by any investigation, verification or examination by any party hereto or by any representative of any such party or by any such party's knowledge of any facts with respect to the accuracy or inaccuracy of any such representation or warranty.

         10.2 INDEMNIFICATION BY SELLER AND SHAREHOLDER. Subject to the limitations set forth in this ARTICLE 10, Seller and Shareholder, jointly and severally, shall indemnify, defend and hold harmless Buyer and its representatives from and against any and all Damages, whether or not involving a third-party claim, including reasonable attorneys' fees (collectively, "BUYER DAMAGES"), arising out of, relating to or resulting from:

                  (a)   any  breach of a representation or warranty   of  Seller
or Shareholder contained in this Agreement or in any other transaction document;

                  (b)   any  breach   of a  covenant  of  Seller or  Shareholder
contained in this Agreement or in any other transaction document;

                  (c) any Excluded Liability or Seller's or Shareholder's use of any Excluded Asset;

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

                  (d)   any  noncompliance  with   applicable  bulk  sales    or
fraudulent transfer legal requirements  in  connection  with the Transaction; or

                  (e) any taxes of Seller for any period or with respect to the Business or the Purchased Assets during any Pre-Closing Period.

PROVIDED, however, that subject to the requirements of SECTION 1.4, return of the Novation Amount to Buyer shall be Buyer's sole remedy for failure to complete novation of the Principal Government Contract and Buyer shall not be entitled to any indemnification or other remedy with respect thereto.

         10.3 INDEMNIFICATION BY BUYER. Subject to the limitations set forth in this ARTICLE 10, Buyer shall indemnify, defend and hold harmless Seller and its representatives (collectively, the "SELLER INDEMNIFIED Persons") from and against any and all Damages, whether or not involving a third-party claim, including reasonable attorneys' fees (collectively, "SELLER DAMAGES"), arising out of, relating to or resulting from:

                  (a) any breach of a representation or warranty of Buyer contained in this Agreement or in any other transaction document;

                  (b) any breach of a covenant of Buyer contained in this Agreement or in any other transaction document; or

                  (c)   any   Assumed   Liability  or  Seller's   use   of   the
Purchased Assets or Seller's operation of the Business following the Closing.

         10.4     PROCEDURES FOR INDEMNIFICATION.

                  (a)   Promptly    after  receipt   by  a   party  entitled  to
indemnification hereunder (the "INDEMNITEE") of written notice of the assertion or the commencement of any Proceeding by a third-party with respect to any matter referred to in SECTIONS 10.2 or 10.3, the Indemnitee shall give written notice thereof to the party obligated to indemnify Indemnitee (the "INDEMNITOR"), which notice shall include a description of the Proceeding, the amount thereof (if known and quantifiable) and the basis for the Proceeding, and thereafter shall keep the Indemnitor reasonably informed with respect thereto; PROVIDED, that failure of the Indemnitee to give the Indemnitor notice as provided herein shall not relieve the Indemnitor of its obligations hereunder except to the extent that the Indemnitor is prejudiced thereby. A claim for indemnification for any matter not involving a third-party Proceeding may be asserted by notice to the party from whom indemnification is sought and shall be paid promptly after (i) the Indemnitor's receipt of such notice, or (ii) if the claim is disputed by the Indemnitor, after resolution of the dispute by mutual agreement of the parties or otherwise; provided, however, that prior to the Escrow Termination Date, all Buyer claims for indemnification shall satisfy the requirements of SECTION 2.3 hereof and the Escrow Agreement and all Buyer Damages shall be paid from the Escrow Amount to the extent of the then-remaining balance thereof. Any Indemnitor shall be entitled to participate in the defense of such action, lawsuit, proceeding, investigation or other claim giving rise to an Indemnitee's claim for indemnification at such Indemnitor's expense, and at its option (subject to the limitations set forth below) shall be entitled to assume the defense thereof by appointing a nationally recognized and reputable counsel reasonably acceptable to the

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

Indemnitee to be the lead counsel in connection with such defense; PROVIDED that the Indemnitee shall be entitled to participate in the defense of such claim and to employ counsel of its choice for such purpose; PROVIDED that the fees and expenses of such separate counsel shall be borne by the Indemnitee (other than any fees and expenses of such separate counsel that are incurred between the date Indemnitee provides to the Indemnitor notice of the claim and the date the Indemnitor effectively assumes control of such defense which, notwithstanding the foregoing, shall be borne by the Indemnitor, and except that the Indemnitor shall pay all of the fees and expenses of such separate counsel if the Indemnitee has been advised by counsel that a reasonable likelihood exists of a conflict of interest between the Indemnitor and the Indemnitee).

                  (b) The Indemnitor shall not be entitled to assume control of such defense (unless otherwise agreed to in writing by the
Indemnitee) and shall pay the fees and expenses of counsel retained by the Indemnitee if (1) the claim for indemnification relates to or arises in connection with any criminal or quasi-criminal proceeding, action, indictment, allegation or investigation; (2) the claim seeks an injunction or equitable relief against the Indemnitee; (3) the Indemnitee has been advised by counsel that a reasonable likelihood exists of a conflict of interest between the Indemnitor and the Indemnitee; (4) the claim involves environmental matters in which case the Indemnitee shall have sole control and management authority over the resolution of such claim (including hiring legal counsel and environmental consultants, conducting environmental investigations and cleanups, negotiating with governmental agencies and third parties and defending or settling claims and actions); PROVIDED that the Indemnitee shall keep the Indemnitor apprised of any major developments relating to any environmental claim; (5) upon petition by the Indemnitee, the appropriate court rules that the Indemnitor failed or is failing to vigorously prosecute or defend such claim, or (6) the Indemnitee reasonably believes that the Buyer Damages or the Seller Damages, as the case may be, relating to the claim could exceed the maximum amount that such Indemnitee could then be entitled to recover under the applicable provisions of
ARTICLE 10. If the Indemnitor shall control the defense of any such claim, the Indemnitor shall obtain the prior written consent of the Indemnitee before entering into any settlement of a claim or ceasing to defend such claim if, pursuant to or as a result of such settlement or cessation, injunctive or other equitable relief will be imposed against the Indemnitee or if such settlement does not expressly and unconditionally release the Indemnitee from all liabilities and obligations with respect to such claim, without prejudice.

         10.5     LIMITATIONS ON INDEMNIFICATION.

                  (a) Notwithstanding anything herein to the contrary, Seller and/or Shareholder shall not be obligated to indemnify Buyer under this
ARTICLE 10 unless the aggregate of all Buyer Damages exceeds One Hundred Thousand Dollars ($100,000) (the "SELLER'S BASKET"), in which case the Buyer shall be entitled to recover all Buyer Damages in excess of the Seller's Basket, but not in excess of $1,000,000 (the "SELLER'S INDEMNIFICATION CAP"); PROVIDED, that the Seller's Indemnification Cap and the Seller's Basket shall not apply to any Seller and/or Shareholder indemnification obligation (x) arising out of, relating to or resulting from fraud or intentional misrepresentation by Seller;
(y) arising out of, relating to or resulting under SECTION 10.2(B), (C) or (D) or from a breach of any of Seller's representations or warranties in SECTION 4.19.(TAX), SECTION 4.15(SELLER BENEFIT PLANS), SECTION 4.20 (BROKERS) or
SECTION 4.18 (ENVIRONMENTAL MATTERS); or (z) if the Transaction does not close or novation of Government Contracts is not completed due to willful and intentional breach by the Seller.

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


                  (b) Notwithstanding anything herein to the contrary, Buyer shall not be obligated to indemnify Seller under this ARTICLE 10 unless the aggregate of all Seller Damages exceeds One Hundred Thousand Dollars ($100,000) (the "BUYER'S BASKET"), in which case Seller shall be entitled to recover all Seller Damages in excess of the Buyer's Basket, but not in excess of $1,000,000 (the "BUYER'S INDEMNIFICATION CAP"); PROVIDED, that the Buyer's Indemnification Cap and the Buyer's Basket shall not apply to any Buyer indemnification obligation (x) arising out of, relating to or resulting from fraud or intentional misrepresentation by Buyer; (y) arising out of, relating to or resulting from the Assumed Liabilities or a breach by Buyer of the representations contained in Sections 5.5 and 5.7; or (z) if the Transaction does not close or novation of Government contracts in not completed due to willful and intentional breach by the Buyer.

         10.6 INSURANCE; THIRD PARTY PAYMENTS; TAX BENEFITS OR DETRIMENT. Any indemnity payment due hereunder (i) shall be reduced by any insurance proceeds realized by and paid to the Indemnitee (net of any related costs and expenses, including any correspondent increase in insurance premiums or other charge backs), (ii) shall be reduced by any Indemnitee proceeds realized by and paid to the Indemnitee (net of any related costs and expenses) by third parties, and
(iii) shall be increased or decreased by an amount equal to the tax detriments or benefits, if any, attributable to such claim. The Indemnitor shall have all rights of subrogation with respect to any claim for which indemnification is provided hereunder, up to the amount of indemnification payments paid on such claim. If an Indemnitor makes indemnification payments hereunder for a claim that is the subject of a later payment by another person or entity (other than a party hereto in their capacity as an Indemnitor), including insurance proceeds and the realization of net tax benefits, the Indemnitee shall pay over to the Indemnitor the lesser of (x) the amount paid by such other person or entity to the Indemnitee or (y) the amount paid to the Indemnitee by the Indemnitor in respect of such claim.

         10.7 EXCLUSIVE REMEDY. Except for claims arising out of, relating to or resulting from fraud or intentional misrepresentation, indemnification provided in this Article 10 shall constitute the exclusive remedy with respect to breach of the representations, warranties, covenants and agreements contained in this Agreement, or based directly or indirectly on any rights or obligations established by this Agreement, whether any claims or causes of action asserted with respect to such matters are brought in contract, tort or any other legal theory whatsoever; provided, however, that nothing herein shall limit the right of termination under Article 9 prior to Closing or any right to seek injunctive relief for performances required but not yet fulfilled hereunder.


ARTICLE 11.  MISCELLANEOUS PROVISIONS

         11.1 AMENDMENTS AND WAIVERS. This Agreement may not be amended, supplemented or modified, except by an agreement in writing signed by each of the parties. Either party may waive compliance by the other party with any term or provision of this Agreement; PROVIDED, that such waiver shall not operate as a waiver of, or estoppel with respect to, any other or subsequent failure. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

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


         11.2 NOTICES. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received (i) when delivered personally or by telecopy, (ii) one (1) day following the day when deposited with a reputable, established overnight courier service for delivery to the intended addressee, or (iii) three (3) days following the day when deposited with the United States Postal Service as first class, registered or certified mail, postage prepaid and addressed as set forth below:

                  IF TO BUYER:
                  Essex Corporation
                  9150 Guilford Road
                  Columbia, Maryland  21046
                  Attention: Leonard E. Moodispaw, CEO and President Telephone No.: (301) 953-8840
                  Facsimile No.:  (301) 953-7880

                  IF TO SELLER:
                  Performance Group, Inc.
                  P.O. Box 815
                  6126 South Virginia Lane (HAND AND OVERNIGHT DELIVERIES ONLY) Dahlgren, Virginia 22448
                  Attention:  Ronald Horn
                  Telephone No.:  (540) 663-2021

                  WITH A COPY, which shall not constitute notice, given in the manner prescribed above, to:
                  J. Benjamin English, Esq.
                  Hirschler Fleischer, A Professional Corporation
                  701 E. Byrd Street (23219)
                  P.O. Box 500
                  Richmond, Virginia 23218
                  Telephone No.:  (804) 771-9544
                  Facsimile No.:  (804) 644-0957

         Any party may alter its notice address by notifying the other parties of such change of address in conformity with the provisions of this section.

         11.3 GOVERNING LAW. This Agreement is to be construed in accordance with and governed by the internal laws of the Commonwealth of Virginia, without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the Commonwealth of Virginia to the rights and duties of the parties.

         11.4 EXHIBITS AND SCHEDULES. All Exhibits and Schedules attached hereto are hereby incorporated by reference into, and made a part of, this Agreement.

         11.5 ASSIGNMENTS PROHIBITED; SUCCESSORS AND ASSIGNS. Neither party shall assign, or suffer or permit an assignment (by operation of law or otherwise) of, its rights or obligations under or interest in this Agreement without the prior written consent of the other party. Any purported assignment or other disposition, except as permitted herein, shall be null and void. For purposes of this section, the terms "assign" and "assignment" shall be deemed to include (i) a merger in which a party hereto is not the surviving entity, (ii) a consolidation or division of a party hereto,
(iii) a sale of all or  substantially  all of the assets of a party  hereto,  or
(iv) a change of control resulting from a sale or repurchase of shares or similar transaction involving a party hereto. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns.

         11.6 COUNTERPARTS. This Agreement may be executed (including, without limitation, by facsimile signature) in one or more counterparts, with the same effect as if the parties had signed the same document. Each counterpart so executed shall be deemed to be an original, and all such counterparts shall be construed together and shall constitute one agreement.

         11.7 SEVERABILITY. If any provision of this Agreement, or the application of any such provision to any person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

         11.8 ENTIRE AGREEMENT. This Agreement contains the entire understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written among the parties. The parties intend that this Agreement be the several, complete and exclusive embodiment of their agreement, and that any evidence, oral or written, of a prior or contemporaneous agreement that alters or modifies this Agreement shall not be admissible in any proceeding concerning this Agreement. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

         11.9 CONSTRUCTION. Each party acknowledges that: (a) it has read this Agreement; (b) it has been represented in the preparation, negotiation and execution of this Agreement by legal counsel of its own choice or has voluntarily declined to seek such counsel; and (c) it understands the terms and consequences of this Agreement and is fully aware of the legal and binding effect of this Agreement.

         11.10 WAIVER OF JURY TRIAL. THE PARTIES HEREBY EXPRESSLY WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT BY OR AGAINST EITHER OF THEM RELATING TO THIS AGREEMENT

         11.11 FURTHER ASSURANCES. Each party agrees (a) to furnish upon request to each other party such further information, (b) to execute and deliver to each other party such other documents, and (c) to do such other acts and things, all as another party may reasonably request for the purpose of carrying out the intent of this Agreement and the transactions contemplated by this Agreement.

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


         11.12 CONFIDENTIALITY; PUBLICITY. Except as otherwise set forth herein, the parties acknowledge that the transaction described herein is of a confidential nature and shall not be disclosed prior to the Closing except to consultants, advisors and Affiliates, or as required by law.



                     [SIGNATURES FOLLOW ON A SEPARATE PAGE]

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




         IN WITNESS WHEREOF, each of the parties has caused this Asset Purchase Agreement to be executed on its behalf by their respective officers thereunto duly authorized all as of the date first written above.


                                     "Buyer"
                                     ESSEX  CORPORATION,
                                     a Virginia corporation


                                     By:      /S/ LEONARD E. MOODISPAW
                                              ------------------------------
                                     Name:    LEONARD E. MOODISPAW
                                              ------------------------------
                                     Title:   CEO, PRESIDENT
                                              ------------------------------



                                     "Seller"
                                     PERFORMANCE GROUP, INC.,
                                     a Virginia corporation


                                     By:      /S/RONALD H. HORN
                                              ------------------------------
                                     Name:    RONALD H. HORN
                                              ------------------------------
                                     Title:   PRESIDENT, PGI
                                              ------------------------------

                                       39